As filed with the Securities and Exchange Commission on June 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vicarious Surgical Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2678169
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

78 Fourth Avenue

Waltham, Massachusetts 02451

(Address, including zip code, of registrant’s principal executive offices)

2021 Equity Incentive Plan, as amended

(Full Title of the Plan)

Adam Sachs

Chief Executive Officer

Vicarious Surgical Inc.

78 Fourth Avenue

Waltham, Massachusetts 02451

Telephone: (617) 868-1700

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 166,666 additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Vicarious Surgical Inc. (the “Registrant”) for issuance under the Vicarious Surgical Inc. 2021 Equity Incentive Plan, as amended, which was approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders on June 10, 2024, as adjusted for the 1-for-30 reverse stock split effected June 12, 2024. This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (SEC File Nos. 333-261455, 333-261736, 333-265562, and 333-273296) of the Registrant are effective, and the information contained in such registration statements is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 4, 2024;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on April 29, 2024, as amended on May 13, 2024;

(c)	The Registrant’s Current Reports on Form 8-K as filed with the Commission on January 29, 2024, March 4, 2024, June 10, 2024 and June 14, 2024;

(d)	The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A (File No. 001-39384), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 13, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Certificate of Incorporation of Vicarious Surgical Inc., as amended		Form 10-Q (Exhibit 3.1)	7/28/2023	001-39384

4.2	Certificate of Amendment to the Certificate of Incorporation of Vicarious Surgical Inc.		Form 8-K (Exhibit 3.1)	6/14/2024	001-39384

4.3	Amended and Restated Bylaws of Vicarious Surgical Inc.		Form 8-K (Exhibit 3.2)	9/23/2021	001-39384

4.4	Specimen Class A Common Stock Certificate.	X

4.5	Warrant Agreement, dated as of July 14, 2020, by and between Vicarious Surgical Inc. (formerly D8 Holdings Corp.) and Continental Stock Transfer & Trust Company		Form 8-K (Exhibit 4.1)	7/17/2020	001-39384

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	Vicarious Surgical Inc. 2021 Equity Incentive Plan, as amended, and forms of agreement thereunder	X

107	Filing Fee Table	X

+	Denotes management contract or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, State of Massachusetts, on June 27, 2024.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Adam Sachs
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Adam Sachs and William Kelly, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Adam Sachs	Chief Executive Officer and Director	June 27, 2024
Adam Sachs	(Principal Executive Officer)

/s/ William Kelly	Chief Financial Officer and Treasurer	June 27, 2024
William Kelly	(Principal Financial and Accounting Officer)

/s/ Sammy Khalifa	Director	June 27, 2024
Sammy Khalifa

/s/ Victoria Carr-Brendel	Director	June 27, 2024
Victoria Carr-Brendel

/s/ Ric Fulop	Director	June 27, 2024
Ric Fulop

/s/ Beverly Huss	Director	June 27, 2024
Beverly Huss

/s/ Donald Tang	Director	June 27, 2024
Donald Tang

/s/ David Ho	Director	June 27, 2024
David Ho

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